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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Radio One, Inc. of our report dated March 8, 2001 except for Note 3, as to which the date is March 16, 2001 relating to the financial statements of Blue Chip Broadcasting, Inc. and subsidiaries, which appears in the Current Report on Form 8-K of Radio One, Inc. dated April 9, 2001. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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Cincinnati, Ohio
July 20, 2001